Exhibit 99.6

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of rights to purchase $0.12 principal amount of notes per share of common stock owned of Anesiva, Inc. (the “Company”) pursuant to the rights offering described in the Company’s prospectus supplement dated April 2, 2009, certifies to the Company and to Mellon Investor Services LLC, on behalf of Mellon Bank, N.A., which is acting as the subscription agent for the rights offering, that the undersigned has:

(1) elected to purchase notes in the principal amount set forth below on behalf of beneficial owners; and

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the principal amount of notes each beneficial owner has elected to purchase.

NUMBER OF SHARES OWNED ON THE RECORD DATE	PRINCIPAL AMOUNT OF NOTE ELECTED TO PURCHASE

Provide the following information if applicable: Depository Trust Company (“DTC”) Participant Name:	DTC Participant
Number:

DTC basic subscription confirmation number(s):

By:

Name:

Title: